As filed with the Securities and Exchange Commission on May 18, 1999
                            Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                                ____________

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ____________

                            Katy Industries, Inc.
           (Exact name of registrant as specified in its charter)

                Delaware                           75-1277589

       (State of Incorporation)       (IRS Employer Identification Number)

    6300 S. Syracuse #300, Englewood, Colorado           80111
     (Address of Principal Executive Offices)         (Zip Code)
                                ____________

               KATY INDUSTRIES, INC. LONG-TERM INCENTIVE PLAN
                          (Full Title of the Plan)
                                ___________

                             John R. Prann, Jr.
                    President and Chief Executive Officer
                       6300 S. Syracuse Way, Suite 300
                          Englewood, Colorado 80111
                   (Name and address of agent for service)
                               (303) 290-9300
        (Telephone number, including area code, of agent for service)

                                 Copies to:
                               Robert E. Kolek
                            Schiff Hardin & Waite
                              6600 Sears Tower
                           Chicago, Illinois 80606
                               (312) 258-5500

                       CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
                 |              |  Proposed     |   Proposed     |
  Title of       |              |  maximum      |   maximum      |  Amount of
Securities to    | Amount to be |offering price |  aggregate     |registration
be registered    |  registered  | per share (1) |   offering     |    fee
                                                    price (1)    |
------------------------------------------------------------------------------
Common Stock,    |    500,000   |  $17.09375    |  $8,546,875    | $2,376.04
$1.00 par value  |              |               |                |
including        |              |               |                |
associated stock |              |               |                |
purchase rights  |              |               |                |
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rules 457 (h) and 457 (c) under the Securities Act of 1933, as amended ("Securities Act"), based on the average of the high and low sales prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on May 13, 1999.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Certain Documents by Reference.

            The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Annual Report on Form 10-K of Katy Industries, Inc. (the "Registrant") for the year ended December 31, 1998, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b)    The Current Report on Form 8-K of the Registrant filed January 15,
       1999.

(c) The Amended Current Report on Form 8-K/A of the Registrant filed March 22, 1999.

(d) Description of the Registrant's Common Stock contained in its Registration Statement on Form S-1 filed on December 29, 1976 and Form 8-A12B filed on January 17, 1995.

(e) The Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 1999, filed under the Exchange Act.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.Description of Securities. Not applicable.

Item 5.Interests of Named Experts and Counsel. Not applicable.

Item 6.Indemnification of Directors and Officers. Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law. Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suitor proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority of a quorum of directors who were not parties to such proceeding, (b) if such quorum cannot be obtained or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the corporation. The Amended and Restated Certificate of Incorporation and the By-Laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

Item 7. Exemption from Registration Claimed. Not applicable.

Item 8. Exhibits. Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
              provided, however, that the undertakings set forth in paragraphs
              (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.









                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of May 1999.

                                             KATY INDUSTRIES, INC.

                                             By: /S/ John R. Prann, Jr.
                                                -----------------------
                                             John R. Prann, Jr.
                                             President, Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Prann, Jr. and Stephen P. Nicholson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.

    Signature                   Title                                   Date
------------------------------------------------------------------------------

/s/ Jacob Saliba
----------------
Jacob Saliba             Chairman of the Board                         5/18/99

/s/ John R. Prann, Jr.
----------------------   President, Chief Executive Officer and Director
John R. Prann, Jr.       (Principal Executive Officer)                 5/18/99

/s/ Stephen P. Nicholson
------------------------ Vice President, Finance and Chief Financial Officer
Stephen P. Nicholson     (Principal Financial and Accounting Officer)  5/18/99

/s/ William F. Andrews
----------------------
William F. Andrews       Director                                      5/18/99

/s/ Amelia M. Carroll
---------------------
Amelia M. Carroll        Director                                      5/18/99

/s/ Daniel B. Carroll
---------------------
Daniel B. Carroll        Director                                      5/18/99

/s/ Wallace E. Carroll, Jr.
---------------------------
Wallace E. Carroll, Jr.  Director                                      5/18/99

/s/ Arthur R. Miller
--------------------     Executive Vice President, Corporate
Arthur R. Miller         Development, General Counsel and Director     5/18/99

/s/ Lester I. Miller
--------------------
Lester I. Miller         Director                                      5/18/99

/s/ William H. Murphy
---------------------
William H. Murphy        Director                                      5/18/99

/s/ Lutz Raettig
----------------
Lutz Raettig             Director                                      5/18/99

/s/ Charles W. Sahlman
----------------------
Charles W. Sahlman       Director                                      5/18/99

/s/ Glenn W. Turcotte
---------------------    Executive Vice President, Chief Operating
Glenn W. Turcotte        Officer and Director                          5/18/99



                              INDEX TO EXHIBITS

Exhibit Number           Description Sequentially


  5                      Opinion of Schiff Hardin & Waite

  23.1                   Consent of Arthur Andersen LLP

  23.2                   Consent of Deloitte & Touche LLP

  23.3                   Consent of Arthur Andersen LLP

  23.4                   Consent of Schiff Hardin & Waite
                         included in Exhibit 5

  24 Powers of Attorney - included in Part II of Registration Statement


                                 EXHIBIT 5


SCHIFF HARDIN & WAITE
6600 SEARS TOWER
CHICAGO, ILLINOIS 60606-6473
(312) 258-5500

May 17, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: Katy Industries, Inc. - Registration of Common
            Stock, Par Value $1.00 Per Share, on Form S-8

Ladies and Gentlemen:

       We have acted as counsel to Katy Industries, Inc., a Delaware corporation (the "Company") in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 500,000 shares of common stock, $1.00 par value per share, of the Company (the "Common Stock") to be issued under the Katy Industries, Inc. Long-Term Incentive Plan (the "Plan").

       In this connection we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

       Based on the foregoing, it is our opinion that the shares of Common Stock, when issued in accordance with the terms of the Plan, and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  Schiff Hardin & Waite

                                                  By: /S/ Robert E. Kolek
                                                      -------------------
                                                       Robert E. Kolek

                                EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 26, 1999 included in the Annual Report on Form 10-K of Katy Industries, Inc. for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP
Denver, Colorado
May 17, 1999


                                EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Katy Industries, Inc. on Form S-8 of our reports dated January 27, 1998, appearing in the Annual Report on Form 10-K of Katy Industries, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP
Denver, Colorado
May 17, 1999


                                EXHIBIT 23.3


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 1998, on our audits of the consolidated financial statements of Contico International, Inc., appearing in the Amended Current Report on Form 8-K/A of Katy Industries, Inc. filed March 22, 1999, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP
St. Louis, Missouri
May 17, 1999